EXHIBIT 10.11

LOAN AND MODIFICATION EXTENSION AGREEMENT

This Loan Extension and Modification Agreement (the “Agreement”) is dated as of this 2nd day of March, 2020, by and between BT Brands, Inc., Delaware corporation (the “Lender”), a Next Gen Ice, Inc., a Delaware corporation (the “Borrower”).

WITNESSETH:

WHEREAS, the Borrower has obtained loans from the Lender in the aggregate principal amount of $179,000 (the “Loans”) which are evidenced by the promissory notes identified below, a copy of each of which is attached as Exhibit A, Exhibit B and Exhibit C hereto (each a “Note” and collectively the “Notes”);

Date of Promissory Note	Principal Amount	Original Maturity Date
August 9, 2019	$25,000	March 2, 2020
August 19, 2019	$29,000	March 2, 2020
October 31, 2019	$125,000	March 2, 2020

WHEREAS, the Borrower and the Lender have agreed to extend the maturity date of the Notes on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Borrower and the Lender hereby agree as follows:

1. Extension. Each of the Notes is amended to extend the Original Maturity Date of each Note from March 2, 2020 to August 31, 2020. Each Securities Purchase Agreement pursuant to which the Lender acquired a Note is hereby amended as provided herein but only to the extent provided herein.

2. Consideration. In consideration of the extension of the Original Maturity Date of each Note, the Borrower shall:

(a) Delivery of Shares. Cause 179,000 shares (the “Shares”) of the Borrower’s common stock, par value $0.0001 per share (“Common Stock”), to be delivered to the Lender; and

(b) Extension of Class A Warrant to Purchase Shares of Common Stock. The Borrower shall extend the expiration date of each Class A Warrant to Purchase Shares of Common Stock issued with the Notes to March 2, 2023.

(c) Issuance of Warrant. Issue to the Lender a warrant entitling the Lender (or its assignee) to purchase up to 179,000 shares of Common Stock at an exercise price of $1.00 per share at any time through March 2, 2023, the form of which warrant is attached hereto as Exhibit D (the “Warrant”).

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(d) Security Interest.

(i) To secure the performance and payment of all obligations and indebtedness of the Borrower under the Notes to Lender, Borrower hereby grants to Lender a security interest in all of the Borrower’s property (the “Collateral”). Lender’s security interest shall be perfected by the Borrower’s execution of this Agreement and the Lender shall be authorized to file a UCC-1 financing statement in the County of Maricopa, State of Arizona and in such other jurisdictions as may be necessary to perfect the Lender’s security interest in the Collateral.

(ii) The Collateral will not be misused or abused, wasted, or allowed to deteriorate, except for the ordinary wear and tear of its intended use, and will not be used in violation of any statute or ordinance.

(iii) Borrower shall pay, prior to delinquency, all taxes, charges, liens and assessments against the Collateral, and upon the Borrower’s failure to do so, the Lender at its option may pay any of these and shall be sole judge of the legality or validity of these obligations and the amount necessary to discharge them.

(iv) In addition to any other remedies set forth herein and without waiving or impairing them, upon the occurrence of an event of default under any of the Notes (“Event of Default”), and at any time thereafter, the Lender may declare all obligations secured hereby immediately due and payable, and shall have the rights and remedies of a lender under the Uniform Commercial Code of Arizona (“UCC”), including, without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral, and the right to take possession of the Collateral, and for such purposes the Lender may enter upon any premises on which the Collateral or any part of the Collateral may be situated and remove the same therefrom. The Lender may require the Borrower to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties. Unless the Collateral is perishable, or threatens to decline speedily in value, or is of a type customarily sold on a recognized market, the Lender will send or otherwise make available to the Borrower reasonable notice of the time and place of any public sale of the Collateral, or of the time after which any private sale or other disposition of the Collateral is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to the Borrower at the address designated herein, or if notice is otherwise posted on the door of the premises of the Borrower, or any public place, at least five (5) days before the time of the sale or disposition. It is expressly understood and agreed by the Borrower that the Lender ‘s right to take possession of the Collateral upon the happening of an Events of Default may be exercised without resort to any court proceeding or judicial process whatever, and without any hearing whatever. In this connection, the Borrower expressly waives any right to any judicial process or to any hearing prior to the exercise of the Lender’s right to take possession of the Collateral upon the happening of any such Events of Default. Expenses of retaking, holding, preparing for sale, or selling, or the like, of any Collateral shall include the Lender’s reasonable attorney’s fees and other expenses in connection with its enforcement of its rights under this Section 2(c). The Borrower shall remain liable for any deficiency. The Lender agrees to release UCC lien, upon the repayment of in full principle and interest on the Notes.

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3. No Event of Default. No event of default under any Note has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Agreement.

4. Representations by Borrower. Borrower represents and warrants to Lender that (before and after giving effect to this Amendment):

(a) Borrower has the power and authority and the legal right, to make, deliver and perform this Agreement and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement.

(b) No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental authority or any other person is required in connection with the consummation of this Agreement or the execution, delivery, performance, validity or enforceability of this Amendment which has not been obtained. This Amendment has been duly executed and delivered on behalf of Borrower.

(c) This Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) The execution, delivery and performance of this Amendment will not violate any requirements of law or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any lien on any of Borrower’s assets or property.

(e) There are no judicial, administrative actions, investigations, suits or other proceedings, pending or threatened against or affecting Borrower which, if adversely determined, could have a material adverse effect on the Borrower.

5. Loan Extension Agreement. It is the intention and understanding of the parties hereto that this Agreement shall act as an extension of the Promissory Note and that this Agreement shall not act as a novation of any Note.

6. Limited Effect. Except as expressly modified hereby, all of the terms and provisions of the Notes are and shall be and remain in full force and effect. The amendment to the Notes contained herein shall not be construed as an amendment, waiver, or modification of any other provision of the Loan Documents, or forbearance of exercise of remedies thereunder, or for any purpose except as expressly set forth herein.

7. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Borrower and the Lender hereby agree, at the request of the Lender, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby. Borrower shall not take any position inimical to the transactions contemplated in this Agreement and the intent thereof.

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8. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon Borrower, Lender and their respective successors and permitted assigns.

9. Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

10. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be unaffected thereby.

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed by their duly authorized officers.

BORROWER:		LENDER:

NEXT GEN ICE, INC.		BT BRANDS, INC.

By:	/s/ Denis Brunk	By:	/s/ Kenneth Brimmer
Name:	Denis Brunk	Name:	Kenneth Brimmer
Title:	President	Title:	Chief Executive Officer
E-mail: dbrunk@nextgenice.com		Email: kbrimmer@burgertime.com
Address: 1715 N. Rosemont, Suite 200, Mesa, AZ 85205		Address: 405 Main Avenue West, Suite 2D, West Fargo, ND 58078

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